UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 11, 2005 (October 7, 2005)
CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices)
(818) 734-5300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     Effective as of October 7, 2005 Capstone Turbine Corporation (the “Company” or “Capstone”) entered into Subscription Agreements (the “Subscription Agreements”) relating to a registered direct offering pursuant to which Capstone will sell up to 17,000,000 shares of the Company’s common stock. Monarch Pointe Fund, Ltd., which is a private investment fund managed by M.A.G. Capital, LLC, and Asset Managers International Ltd, a wholly owned subsidiary of Pentagon Special Purpose Fund, Ltd. (the “Purchasers”) committed up to $20,000,000 and $34,000,000, respectively, in purchase price for shares of Capstone common stock to be issued pursuant to the Subscription Agreements. The financing will support management’s long-term plans to capitalize on the Company’s unique patented alternative energy products by investing in its efforts to pursue opportunities in the alternative energy and secure power marketplace.
     On each of the ten (10) trading days following October 7, 2005 (the “Offering Period”), the Purchasers will purchase, and Capstone will sell, shares at a purchase price (the “Purchase Price”) equal to 96% of the volume weighted average price of the common stock on the Nasdaq National Market, as reported by Bloomberg on the day of the purchase (the “Market Price”), provided that no purchase shall take place on Thursday, October 13, 2005 and such date shall not be considered a trading day for purposes of calculating the Offering Period. The number of shares purchased shall be determined by dividing (i) $10,000,000 by the Purchase Price on the first trading day following October 7, 2005 and (ii) $4,888,888.89 by the Purchase Price on each trading day thereafter during the Offering Period. On any day during the Offering Period beginning on the second trading day after October 7, 2005, however, Capstone may require the Purchasers to purchase shares with an aggregate purchase price of up to $7,500,000, provided that the total number of shares purchased during the Offering Period shall not exceed 17,000,000 shares or a number of shares having an aggregate Purchase Price of $54,000,000. If, on any day during the Offering Period, the volume weighted average price of the common stock on the Nasdaq National Market, as reported by Bloomberg, is at any time prior to 11:00 a.m. Pacific Time below 90% of the volume weighted average price of the common stock on the Nasdaq National Market, as reported by Bloomberg, for the previous day, no purchase shall take place on that day, unless Capstone, before 11 a.m. Pacific Time, elects to require the Purchasers to purchase the number of shares previously indicated to be purchased on that day. For each day during the Offering Period that a purchase does not occur, an additional day will be added to the end of the Offering Period, up to a maximum of ten (10) additional trading days, during which purchases may occur subject to the terms set forth above.
     The Subscription Agreements also provide that in no event will the number of shares to be acquired by either Purchaser pursuant to the Subscription Agreements cause the aggregate number of shares of common stock beneficially owned (calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) by that Purchaser and its affiliates to exceed 9.99% of the then outstanding common stock of the Company.
     The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with a takedown from the Company’s registration statement on Form S-3 (File No. 333-128164).

Section 8 – Other Events
Item 8.01 Other Events
     On September 11, 2005, Capstone gave notice to UTC Power, LLC (“UTCP”) pursuant to the OEM Agreement (the “Agreement”) with UTCP, dated March 23, 2005, of certain breaches of the Agreement by UTCP and called upon UTCP to cure those breaches or the Agreement will terminate. UTCP filed suit in the United States District Court for the District of Connecticut on September 16, 2005, denying that it is in breach of the Agreement and seeking to enjoin Capstone from terminating or attempting to terminate the Agreement; monetary damages were not sought. The Agreement provides for arbitration of all disputes between the parties. Capstone has not withheld sales of products or parts to UTCP during the cure period. Capstone believes that the UTCP complaint is premature, failing to present a case or controversy for the courts. Meanwhile, Capstone has invited UTCP to cure its performance failures under the Agreement and to meet with Capstone to determine if the parties can resolve the matters in dispute.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

5.2	Opinion of Waller Lansden Dortch & Davis, PLLC

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION (Registrant)
Date: October 7, 2005	By:	/s/ Walter J. McBride
Chief Financial Officer

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